ELRAY RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

( $ OOO’s )

ASSETS	March 31, 2007	March 31, 2008

Current assets
Cash	$ 53	$ 34
Total current assets	53	34
Non Current assets Properties, Property & Equipment and Other	240	369
Total assets	$ 293	$ 403

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$ -	$ -
Total current liabilities	-	-

Total liabilities	-	-

Stockholders’ Equity
Common stock, $.001 par value, 75,000,000 shares authorized 56,437,500 shares issued and outstanding	13	62
Additional paid in capital	603	890
Deficit accumulated during the exploration stage	(323)	(549)
Total stockholders’ equity	293	403

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 293	$ 403

ELRAY RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended March 31, 2008

For the period from Inception through March 31, 2007

For the period from Inception through March 31, 2008

( $ 000’s )

	Year ended March 31,	Inception through March 31,	Inception through March 31,
	2008	2007	2008

General and administrative expenses:
Professional fees	$ 107	$ 85	$ 192
Impairment Depreciation	- 18	4 9	4 27
Exploration	52	118	170
Other	49	107	156
Total general and administrative expenses	226	323	549

Net loss	$ (226)	$ (323)	$ (549)

Net loss per share:
Basic and diluted		$ (0.00)

Weighted average shares outstanding:
Basic and diluted	71,560,788	57,343,750